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                                                                    Exhibit 99.2

                              [On GTS Letterhead]



FOR IMMEDIATE RELEASE

            GTS ELABORATES ON TERMS OF FLAG ATLANTIC-1 JOINT VENTURE

MCLEAN, Va., January 13, 1999 - Global TeleSystems Group, Inc. (GTS) (Nasdaq and Easdaq: GTSG) today provided additional details regarding the terms of its participation with FLAG Telecom (FLAG) in the FLAG Atlantic-1 joint venture
(JV) announced earlier today.

The FLAG Atlantic-1 project is a 50:50 JV formed by a subsidiary of GTS's Carrier Services business unit and FLAG to build and operate the world's first transoceanic dual cable system designed to carry voice, high-speed data and video traffic at speeds of up to 1.28 terabits/s. The system, when completed, will offer a direct link between New York City, London and Paris. The project is subject to financing, the execution of related agreements, and other conditions.

Construction of the initial FLAG Atlantic-1 system, providing service at 160 Gbps, will cost approximately US$1 billion. Financing of this initial capacity will be provided by a combination of equity contributions by GTS and FLAG, project cash flow, and bank debt that is non-recourse to the parent companies. System capacity will be upgradable in increments of 160 Gbps, which are expected to be financed using the proceeds of future capacity sales.

GTS has an initial financial commitment to provide a limited amount of start-up capital to the JV. Once project financing is completed and other conditions are met, GTS's financial commitments to the JV for the initial 160 Gbps system will include approximately US$370 million, which is expected to be incurred primarily between 1999 and 2001. These commitments by GTS include equity contributions to the JV, advance capacity purchases, and construction costs for GTS's share of the terrestrial portions of the system, expected to be incurred primarily in 2000. GTS expects to manage construction of the terrestrial portions of the system.

In addition to its 50 percent interest in the JV, GTS will own, through its new GTS Transatlantic Services subsidiary: (i) an allocation of a portion of the capacity on the FLAG Atlantic-1 transoceanic system and (ii) fiber optic cable on the portions of the system connecting London, Paris, and the European landing points. GTS's Hermes Europe Railtel (HER) subsidiary is expected to purchase capacity from GTS Transatlantic Services in order to enhance the low cost structure underlying HER's carrier services and Internet backbone businesses. HER expects to carry European backhaul traffic to and from FLAG Atlantic-1 and offer connectivity with cities on FLAG's other networks under preferred carrier arrangements. HER plans to have points of presence in at least 50 cities by year-end 2000. However, HER has no ownership interest in or financial obligations to FLAG Atlantic-1.





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GTS Elaborates on FLAG Atlantic-1 Joint Venture
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Global TeleSystems Group is a leading independent owner and operator of telecommunications companies throughout Europe. GTS has five primary lines of business: GTS Carrier Services, which provides cross-border transport in Europe to other telecommunications companies; GTS Access Services, which provides facilities-based access services to businesses throughout Europe; GTS Business Services - Western Europe, which offers voice, data, Internet and other telecommunications services to businesses; GTS Business Services - Commonwealth of Independent States (CIS), where GTS is a leading alternative provider of high quality telecommunications services in Moscow, Kiev, St Petersburg and other cities in Russia and the CIS; and GTS Mobile Services - CIS, which operates cellular businesses in Russia and Ukraine.

Headquartered in the metropolitan Washington, D.C. area, GTS's affiliates have offices in London, Brussels, Moscow, Budapest, Kiev, Prague and Paris.

For further information, contact:

Robert Capozzi
GTS
T (U.S.): +1-703-918-4548
T (Europe): +44-171-497-3001
F: +1-703-918-0371
P: +1-800-331-4741
www.gtsgroup.net

THIS PRESS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS THAT INVOLVE RISK AND UNCERTAINTY. ALTHOUGH THE COMPANIES BELIEVE THEIR EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, NO ASSURANCE CAN BE GIVEN THAT SUCH PROJECTIONS WILL BE FULFILLED. ANY SUCH FORWARD-LOOKING STATEMENT MUST BE CONSIDERED ALONG WITH KNOWLEDGE THAT ACTUAL EVENTS OR RESULTS MAY VARY MATERIALLY FROM SUCH PREDICTIONS DUE TO, AMONG OTHER THINGS, POLITICAL, ECONOMIC OR LEGAL CHANGES IN THE MARKETS IN WHICH GTS DOES BUSINESS, COMPETITIVE DEVELOPMENTS, TECHNOLOGICAL DEVELOPMENTS AND RISKS INHERENT IN THE COMPANY'S BUSINESS PLAN. READERS ARE REFERRED TO THE DOCUMENTS FILED BY GTS WITH THE SEC, SPECIFICALLY THE MOST RECENT REPORTS FILED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, WHICH IDENTIFY IMPORTANT RISK FACTORS.